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EXHIBIT 10.7

                                                         [BLUEFIRE ETHANOL LOGO]



February 12, 2007


Mr. Chris Scott


Dear Chris:

We are pleased to offer you the position of Chief Financial Officer. The terms of this offer of employment are as follows:

         o The starting salary offered for this position is $7,500 per month, paid every two weeks.

         o Upon completion of financing for the Company of at least $ 5,000,000, or April 30, 2007, whichever occurs first, your salary will be adjusted to $10,000 per month beginning on the next full month after the receipt of such funds.

         o In addition, you will also be granted at the time of employment, a Consulting Contract for services rendered to BFRE by E-Info Solutions LLC, with compensation consisting of 50,000 shares of BFRE common stock. This stock will be payable as follows: 12,500 at the signing of the Contract, 12,500 shares on June 1, 2007, 12,500 shares on September 1, 2007, and 12,500 shares on December 1, 2007. The above Contract shall only be in force so long as your employment at BFRE (including subsidiaries, successor companies, etc) remains in effect. In the event that your employment at BFRE is terminated, any grants not paid shall be forfeited. BlueFire shall request issuance of such stock by its Transfer Agent within 10 business days of the dates mentioned above.

Your start date with BlueFire will be March 16, 2007. You will be eligible for health insurance, dental insurance, 401K Plan, ESOP/ESPP, when available, and other benefits that are and may become available through our relationship with Administaff.


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          31 Musick Irvine, CA 92618 Tel 949-588-3767 Fax 949-588-3972
                        Website: www.bluefireethanol.com

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Please note that your employment with the Company is for no specified period and constitutes "at will" employment. As a result, you are free to resign at any time, for any reason or for no reason. Similarly, the Company is free to terminate its employment relationship with you at any time, with or without cause.

Your acceptance of this offer and commencement of employment with the BlueFire are contingent upon your execution of the BlueFire's standard form of Confidential Information and Invention Assignment Agreement, a copy of which is enclosed for your review and execution, prior to or on your Start Date.

We are pleased to have you join the BlueFire team as a member of what we feel is an organization that offers each employee an opportunity for personal and professional development in a very dynamic industry.

Sincerely,



BlueFire Ethanol, Inc.


By: _____________________________
Necy Sumait, Senior VP

Date: ___________________________



ACCEPTED AND AGREED:




By: _____________________________
Chris Scott

Date: ___________________________


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          31 Musick Irvine, CA 92618 Tel 949-588-3767 Fax 949-588-3972
                        Website: www.bluefireethanol.com

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                            CONFIDENTIAL INFORMATION
                            ------------------------

                       AND INVENTIONS ASSIGNMENT AGREEMENT
                       -----------------------------------


      WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by BlueFire to the Employee; NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

      1. Subject to the limitations set forth in Paragraph 2, all information disclosed by BlueFire to the Employee shall be deemed to be "Proprietary Information". In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to BlueFire, its present or future products, sales, suppliers, customers, employees, investors, or business, whether or oral, written, graphic or electronic form.

      2. The term "Proprietary Information" shall not be deemed to include information which the Employee can demonstrate by competent written proof. (i) is now, or hereafter becomes, through no act or failure to act on the part of the Employee, generally known or available; (ii) is known by the Employee at the time of receiving such information as evidenced by its records: (iii) is hereafter furnished to the Employee by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose provided by BlueFire.

      3. The Employee shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from BlueFire. The Employee may use such Proprietary Information only to the extent required to accomplish the purposes of this Agreement. The Employee shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

      4. Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

      5. The Employee represents and warrants that he shall protect the Proprietary Information received with at least the same degree of care used to protect its own Proprietary Information from unauthorized use or disclosure. The Employee shall advise its employees or agents who might have access to such Proprietary Information of the confidential nature thereof and shall obtain from each of such employers and agents an agreement to abide by the terms of this Agreement. The Employee shall not disclose any Proprietary Information to any officer, employee or agent who does not have a need for such information.

      6. All Proprietary Information (including all copies thereof) shall remain in the property of BlueFire, and shall be returned to BlueFire after Employee's need for it has expired, or upon request of BlueFire, and in any event, upon completion or termination of this Agreement.

      7. Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:


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          31 Musick Irvine, CA 92618 Tel 949-588-3767 Fax 949-588-3972
                        Website: www.bluefireethanol.com

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(a) is in response to a valid order of a court or other governmental body of the
United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

(b)   is otherwise required by law; or

(c) is otherwise necessary to establish rights or enforced obligations under this Agreement, but only to the extent that any such disclosure is necessary.

      8. This Agreement shall continue in full force and effect for so long as the Employee continues to receive Proprietary Information. This Agreement may be terminated at any time upon thirty (30) days written notice to the other party. The termination of the Agreement shall not relieve the Employee of the obligations imposed by Paragraphs 3, 4, 5 and 12 of this Agreement with respect to Proprietary information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement for a period of five (5) years from the date of such termination.

      9. The Employee agrees to indemnify BlueFire for any loss or damage suffered as a result of any breach by the Employee of the terms of this Agreement, including any reasonable fees incurred by BlueFire in the collection of such indemnity.

      10. This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents.

      11. This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

      12. Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the Employee, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of BlueFire, BlueFire will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that BlueFire shall be entitled to specific performance of the Employee's obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

AGREED TO:                                  AGREED TO:

BlueFire Ethanol, Inc.                      ________________________________

31 Musick                                   ________________________________

Irvine, CA 92618                            __________________, CA _________


By: ____________________________            By: ____________________________

Name:  _________________________            Name: __________________________

Title:  ________________________            Title: Employee


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          31 Musick Irvine, CA 92618 Tel 949-588-3767 Fax 949-588-3972
                        Website: www.bluefireethanol.com